 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2009

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On Tuesday, February 10, 2009, the Company issued a press release announcing its results of operations for the fiscal first quarter ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1.

ITEM 5.02(e)  CERTAIN COMPENSATORY ARRANGEMENTS

On Wednesday, February 11, 2009, the Compensation Committee of the Company’s Board of Directors voted to approve  stock option awards to purchase 10,000 shares of common stock to each of the Company’s four Independent Directors, Messrs. Chiste, Galloway, Hamilton, and Lipschitz, and to non-executive director Mr. Schiffman, or 50,000 shares in the aggregate, under the Company's 2007 Equity Incentive Plan.  These awards have a grant date of February 12, 2009, and vest one year from the grant date, or February 11, 2010.  The option exercise price will be equal to the closing bid price of the Company’s common stock on the Nasdaq SmallCap Market on the grant date.  These grants were approved by the Board of Directors.

ITEM 8.01 OTHER EVENTS

 On Wednesday, February 11, 2009, the Company held its annual meeting of shareholders.  Six directors were elected to serve for one-year terms until the 2010 annual shareholders meeting:  Bruce Galloway, John W. Chiste, Fred Hamilton, and Louis Lipschitz  ( independent directors), Michael M. Schiffman (non-executive director), and Douglas W. Sabra ( executive director).  In addition, the appointment of Kaufman, Rossin & Co., P.A. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2009, was ratified by shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 99.1            Press release issued on February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra

_______________________________________

Name Douglas W. Sabra

Title: President (Principal Executive Officer)

Dated: February 12, 2009

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on February 10, 2009